Exhibit 3.283

UNITED STATES OF AMERICA

State of Louisiana

Tom Schedler

SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the attached document(s) of

PHC-MORGAN LAKE, INC.

are true and correct and are filed in the Louisiana Secretary of State's Office.

35158414D	ORIGF	10/19/2001	3 page(s)
34837215	12104	9/1/2003	1 page(s)
35982482	12104	7/20/2005	1 page(s)
36015549	12104	1/29/2008	2 page(s)
40315622	10 AR	9/30/2010	2 page(s)

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

March 14, 2011

Secretary of State

MBL 35158414D

STATE OF LOUISIANA · UNION · JUSTICE · CONFIDENCE · SECRETARY OF STATE

Certificate ID: 10148530#LUL73

To validate this certificate, visit the following web site, go to Commercial Division, Certificate Validation, then follow the instructions displayed.

www.sos.louisiana.gov

Page 1 of 1 on 3/14/2011 8:18:43 AM

W. Fox McKeithen	ARTICLES OF INCORPORATION
Secretary of State	(R.S. 12:24)
	Domestic Business Corporation	Return to:	Commercial Division
	Enclose $60.00 filing fee		P.O. Box 94125
	Make remittance payable to		Baton Rouge, LA 70804-9125
	Secretary of State		Phone (225) 925-4704
	Do not send cash		Web Site: www.sec.state.la.us
STATE OF Tennessee
PARISH/COUNTY OF Davidson
1. The name of this corporation is PHC-Morgan Lake, Inc.
2. This corporation is formed for the purpose of: (check one)

☑	Engaging in any lawful activity for which corporations may be formed.
☐

(use for limiting corporate activity)
3. The duration of this corporation is: (may be perpetual) perpetual
4. The aggregate number of shares which the corporation shall have authority to issue is: one thousand (1,000)
5. The shares shall consist of one class only and the par value of each share is $.01 (shares may be without par value) per share.
6. The full name and post office address of each incorporator is:
W. Kenneth Marlow, 511 Union St.,
Suite 2100, Nashville, TN 37219
7. Other provisions:

8. The corporation’s federal tax identification number is: Applied for

Incorporator(s) Signature:

/s/ W. Kenneth Marlow

Sworn to and subscribed before me, the undersigned Notary Public, on this date: October 18, 2001

/s/ Paige T. Boston Notary

My commissions, requires,: April 20, 2003
(See Instructions on back)
399 Rev. 4/99
LA001. 12/16/99 CT System Online

W. Fox McKeithen	DOMESTIC BUSINESS CORPORATION INITIAL REPORT
Secretary of State	(R.S. 12:25 AND 12:101)

1. The name of this corporation is: PHC-Morgan Lake, Inc.
2. The location and municipal address (not a P.O. Box only) of this corporation’s registered office:
225 St. Ann Drive Mandeville, LA 70471-3219
3. The full name and municipal address (not a P.O. Box only) of each of this corporation’s registered agent(s) is/are:
National Registered Agents, Inc.
225 St. Ann Drive, Mandeville, LA 70471-3219
4. The names and municipal address (not a P.O. Box only) of the first directors are:
Martin S. Rash 105 Westwood Boulevard, Suite 400, Brentwood, TN 37027
Howard T. Wall, III 105 Westwood Boulevard, Suite 400, Brentwood, TN 37027

Incorporator(s) signature(s)

/s/ W. Kenneth Marlow

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named corporation.

Registered agent(s) signature(s):

See Attached
Sworn to and subscribed before me, the undersigned Notary Public, on this date:

See Attached Notary
(See instructions on back)
341 Rev. 1/01
LA004 - 04/24/01 CT System Online

(DOMESTIC/FOREIGN)
AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
BY DESIGNATED REGISTERED AGENT
ACT 769 OF 1987
To the State Corporation Department
State of Louisiana
STATE OF GEORGIA
COUNTY OF GURNNETT
On this 18th day of October, 2001, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared Kathy L. Slayman, who is to me known to be the person, and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of PHC-Morgan Lake, Inc., which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2 and 3.

National Registered Agents, Inc.

/s/ Kathy L. Slayman REGISTERED AGENT
Kathy L. Slayman, Assistant Secretary
Subscribed and sworn to before
me on the day, month, and year
first above set forth

/s/ Gwendolyn S. Andrews NOTARY PUBLIC
Notary Public, Clayton County, Georgia
My Commission Expires Aug. 17, 2002

NOTE:	If the Agent is a Corporation authorized to act as an agent then the affidavit must be executed by an officer of the corporation.
[ILLEGIBLE]

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS
TO: The Secretary of State for the State of Louisiana
     Notice is hereby given pursuant to La. R. S. Title 12:04, Title 12:38, Title 12:1308 and Title 12:1350 of the new address of National Registered Agents, Inc.’s Office in the State of Louisiana where process may be served for business entities represented by National Registered Agents, Inc., as shown of the records of the Secretary of State; and under Title 9:3424 for foreign partnerships.
     The Agent for Service of Process, National Registered Agents, Inc., was formerly located at 225 St. Ann Drive, Mandeville, Louisiana, 70471-3219.
     The new address for the subject Agent for Service of Process, National Registered Agents, Inc. is 1280 Clausel Street, Mandeville, Louisiana 70448.
Notice is also given pursuant to La. R. S. Title 12:308 that the registered office for each business entity shown on the records of the Secretary of State to be represented by National Registered Agents, Inc. and designating 225 St. Ann Drive, Mandeville, Louisiana, 70471-3219 is changed to 1280 Clausel Street, Mandeville, Louisiana 70448.
     All such business entities may now be served at the new address of the Agent for Service of Process as set forth as of September 1, 2003.
I, Dennis E. Howarth, President of the aforesaid corporation, hereby declare the contents of this Notice true to the best of my knowledge and belief, as of this 25th day of August, 2003

National Registered Agents, Inc.
By:	/s/ Dennis E. Howarth
Dennis E. Howarth, President

W. Fox McKeithen Secretary of State	NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT (R.S. 12:104 & 12:236)
	Enclose $25 filing fee Domestic Corporation (Business or Non Profit) Make remittance payable to Secretary of State Do Not Send Cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

Corporation Name:	PHC-Morgan Lake, Inc.

CHANGE OF LOCATION OF REGISTERED OFFICE
Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation’s registered office. The new registered office is located at:

To be signed by an officer or a director	Date
CHANGE OF REGISTERED AGENT(S)
Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation’s registered agent(s). The name(s) and address(es) of the new registered agent(s) is/are as follows: C T Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

/s/ William F. Carpentar III President, Vice President or Secretary	01/05/05 Date
AGENT’S ACCEPTANCE AND ACKNOWLEDGEMENT OF APPOINTMENT
I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

/s/ Mary R. Adams CT Corporation System

MARY R. ADAMS By: ASSISTANT SECRETARY
Sworn to and subscribed before me, the undersigned Notary Public, on this date: 7/12/05
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

/s/ [ILLEGIBLE] Notary Signature
[ILLEGIBLE]
(See instructions on back)

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS
     Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236;1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the domestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.
     The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 70809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.
     Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.
     I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January, 2008.

C T CORPORATION SYSTEM

/s/ Kenneth Uva Kenneth Uva, Vice President
Sworn to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington Notary Public

LAUREL JEAN WELLINGTON Notary Public, State of New York No 01WE6035039 Qualified in Kings County Certificate Filed in New York County Commission Expires Dec. 20, 2009

JAY DARDENNE SECRETARY OF STATE	State of Louisiana Secretary of State	COMMERCIAL DIVISION Uniform Commercial Code 225.925.4704 Fax 225-922-0452 Administrative Services 225.925.4704 Fax 225-925-4726 Corporations 225.925.4704 Fax 225-922-0435
This letter serves as certification that on or about January 29, 2008, our office created a list of the companies for which C T Corporation System serves as registered agent. As per the instructions on the previous page, referred to as Amendment 36015549, we have taken appropriate action to change this registered agent address for all of the clients of C T Corporation System.

Sincerely,

/s/ Carla Bonaventure Carla Bonaventure
Commercial Division Administrator

JAY DARDENNE Secretary of State	DOMESTIC CORPORATION ANNUAL REPORT For Period Ending 10/19/2010

Mailing Address Only (INDICATE CHANGES TO THIS ADDRESS IN THIS BOX) 35158414 D PHC-MORGAN LAKE, INC. 103 POWELL COURT, STE. 200 BRENTWOOD, TN 37027		(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX) Registered Office Address in Louisiana (Do not use P.O. Box) C/O C T CORPORATION SYSTEM 8550 UNITED PLAZA BLVD. BATON ROUGE, LA 70809
Federal Tax ID Number 62-1870304
Our records indicate the following registered agents for the corporation. Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P. O. Box.
A NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE.
          C T CORPORATION SYSTEM
                    5615 CORPORATE BLVD., STE. 400B BATON ROUGE, LA 70808

I hereby accept the appointment of registered agent(s).	Sworn to and subscribed before me on
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY#

New Registered Agent Signature	Notary Signature	Date
This report reflects a maximum of three officers or directors from our records for this corporation. Indicate any changes or deletions below. Include a listing of all names along with each file held and their address. Do not use a P.O. Box. If additional space is needed attach an addendum.

MARY KIM E. SHIPP	Secretary
103 POWELL COURT, SUITE 200 BRENTWOOD, TN 37027
MICHAEL B. CLARK	President, Director
103 POWELL COURT, SUITE 200 BRENTWOOD, TN 37027
CHRISTOPHER J. MONTE	Vice-President
103 POWELL COURT, SUITE 200 BRENTWOOD, TN 37027
*See attached list of officers and directors*

SIGN è	To be signed by an officer, director or agent	Title	Phone	Date
	Mary Kim E. Shipp	Secretary	6153728500	9-21-10

	Signee’s address	Email Address		(For Office Use Only)
	103 Powell Ct #200 Brentwood TN 37027	gretchen.catron@LPNT.net

	Enclose filing fee of $25.00	Return by:	10/19/2010

	Make remittance payable to Secretary of State Do Not Send Cash Do Not Staple	To:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704
	web site: www.sos.louisiana.gov	DO NOT STAPLE		3 X

ALL UNSIGNED REPORTS WILL BE RETURNED

PHC-Morgan Lake, Inc.
(Shares Authorized: 1,000 Common
Shares Issued: 1,000
Stockholders: Province Healthcare Company)
EIN: 62-1870304
Directors:
R. Scott Raplee
Michael B. Clark
Officers:
Michael B. Clark, President
A. Gene Smith, Chief Financial Officer
R. Scott Raplee, Operations President
Michael S. Coggin, Senior Vice President
Christopher J. Monte, Vice President
Mary Kim E. Shipp, Secretary
Address for above Officers and Directors:
103 Powell Court Suite 200
Brentwood, TN 37027
615-372-8500